      As filed with the Securities and Exchange Commission on July 25, 2001
                                                      Registration No. 333-_____
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                MERCK & CO., INC.
             (Exact Name of Registrant As Specified in Its Charter)
                                  P.O. BOX 100
                                 ONE MERCK DRIVE
                    WHITEHOUSE STATION, NEW JERSEY 08889-0100
                    (Address of Principal Executive Offices)

     NEW JERSEY                                         22-1109110
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                   ROSETTA INPHARMATICS, INC. 1997 STOCK PLAN
                   ROSETTA INPHARMATICS, INC. 2000 STOCK PLAN
          ROSETTA INPHARMATICS, INC. 2000 DIRECTORS' STOCK OPTION PLAN
                            (Full Title of the Plans)

                                CELIA A. COLBERT
              VICE PRESIDENT, SECRETARY & ASSISTANT GENERAL COUNSEL
                                MERCK & CO., INC.
                                  P.O. BOX 100
                                 ONE MERCK DRIVE
                    WHITEHOUSE STATION, NEW JERSEY 08889-0100
                                 (908) 423-1000
            (Name, Address and Telephone Number of Agent for Service)


 If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                         CALCULATION OF REGISTRATION FEE

  Title of Securities           Amount to be        Proposed maximum offering        Proposed maximum              Amount of
    to be Registered            Registered (1)         price per share (2)      aggregate offering price (2)      registration fee
      Common Stock
(Par Value $0.01 per share)     750,000 shares             $65.23                     $48,922,500                    $12,230.63

(1) Represents the maximum number of shares of common stock ("Common Stock"), par value $0.01 per share, of Merck & Co., Inc. (the "Company" or "registrant") issuable upon exercise of options granted under the Rosetta Inpharmatics, Inc. 1997 Stock Plan, the Rosetta Inpharmatics, Inc. 2000 Stock Plan and the Rosetta Inpharmatics, Inc. 2000 Directors' Stock Option Plan (collectively, the "Rosetta Stock Plans") and outstanding immediately prior to consummation of the merger (the "Merger") described in the Agreement and Plan of Merger (the "Merger Agreement"), dated as of May 10, 2001, by and among Rosetta Inpharmatics, Inc. ("Rosetta"), the Company and Coho Acquisition Corp. (the "Merger Sub").

(2) Based on the price at which the options may be exercised pursuant to Rule 457(h) of the Securities Act of 1933.

                                EXPLANATORY NOTE

         This Form S-8 relates to 750,000 shares of Common Stock which may be issued upon the exercise of options granted under the Rosetta Stock Plans. Pursuant to the Merger Agreement, the following events, among others, have occurred:

         (a) Rosetta became a wholly-owned subsidiary of the Company through the merger of Merger Sub with and into Rosetta; and

         (b) Options to purchase shares of Rosetta common stock granted under the Rosetta Stock Plans outstanding as of the date of consummation of the Merger were converted into options to purchase shares of Common Stock.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION*
ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

         * Documents containing the information specified in Part I of Form S-8 will be sent or given to each participant in the Rosetta Stock Plans in accordance with Rule 428(b)(1). In accordance with the Note to Part I of Form S-8, such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement (the "Registration Statement") or as prospectuses or prospectus supplements pursuant to Rule 424.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE


         The following documents filed by the registrant with the Commission are incorporated herein by reference and made a part hereof:

(a) Annual Report on Form 10-K, filed on March 23, 2001, for the fiscal year ended December 31, 2000;

(b) Quarterly Report on Form 10-Q, filed on May 10, 2001, for the quarter ended March 31, 2001;

(c)      Current Report on Form 8-K filed on May 11, 2001;

(d) Form 10-K/A filed on June 20, 2001, amending the registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

(e) Form 11-K filed on June 22, 2001 for the fiscal year ended December 31, 2000 for the Merck-Medco Managed Care 401(k) Savings Plan;

(f) The descriptions of the Common Stock set forth in the registrant's Registration Statements pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"), and any amendment or report filed for the purpose of updating such descriptions.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. An Exhibit Index can be found on page 10 of this Registration Statement.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         The validity of the Common Stock will be passed upon for the Company by Celia A. Colbert, Vice President, Secretary & Assistant General Counsel of the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The New Jersey Business Corporation Act provides that a New Jersey corporation has the power to indemnify a director or officer against his or her expenses and liabilities in connection with any proceeding involving the director or officer by reason of his or her being or having been such a director or officer, other than a proceeding by or in the right of the corporation, if such a director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; and with respect to any criminal proceeding, such director or officer had no reasonable cause to believe his or her conduct was unlawful.

         The indemnification and advancement of expenses shall not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a director or officer may be entitled under a certificate of incorporation, bylaw, agreement, vote of stockholders, or otherwise; provided that no indemnification shall be made to or on behalf of a director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts or omissions (a) were in breach of his or her duty of loyalty to the corporation or its stockholders, (b) were not in good faith or involved in a knowing violation of law or (c) resulted in receipt by the director or officer of an improper personal benefit.

         The Company's Restated Certificate of Incorporation provides that, to the fullest extent permitted by the laws of the State of New Jersey, directors and officers of the Company shall not be personally liable to the Company or its stockholders for damages for breach of any duty owed to the Company or its stockholders, except that a director or officer shall not be relieved from liability for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the Company or its stockholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit.

         The By-Laws of the Company provide that a former, present or future director, officer or employee of the Company or the legal representative of any such director, officer or employee shall be indemnified by the Company:

         (a) against reasonable costs, disbursements and counsel fees paid or incurred where such person has been successful in the defense on the merits or otherwise of any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding or in defense of any claim, issue or matter therein, brought by reason of such person's being or having been such director, officer or employee, and

         (b) with respect to the defense of any such action, suit, proceeding, inquiry or investigation for which indemnification is not made under (a) above, against reasonable costs, disbursements (which shall include amounts paid in satisfaction of settlements, judgments, fines and penalties, exclusive, however, of any amount paid or payable to the Company) and counsel fees if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and in connection with any criminal proceedings such person also had no reasonable cause to believe the conduct was unlawful, with the determination as to whether the applicable standard of conduct was met to be made by a majority of the members of the Board of Directors (sitting as a Committee of the Board) who were not parties to such inquiry, investigation, action, suit or proceeding or by any one or more disinterested counsel to whom the question may be referred by the Board of Directors; provided, however, in connection with any proceeding by or in the right of the Company, no indemnification shall be provided as to any person adjudged by any court to be liable to the Company except as and to the extent determined by such court.

         The Company enters into indemnification agreements with its directors and officers and enters into insurance agreements on its own behalf. The indemnification agreements provide that the Company agrees to hold harmless and indemnify its directors and officers to the fullest extent authorized or permitted by the New Jersey Business Corporation Act, or any other applicable law, or by any amendment thereof or other statutory provisions authorizing or permitting such indemnification that is adopted after the date thereof. Without limiting the generality of the foregoing, the Company agrees to hold harmless and indemnify its directors and officers to the fullest extent permitted by applicable law against any and all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by its directors and officers in connection with the defense of any present or future threatened, pending or completed claim, action, suit or proceeding by reason of the fact that they were, are, shall be or shall have been a director or officer of the Company, or are or were serving, shall serve or shall have served, at the request of the Company, as director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

-----------------------------------------------------------------------------------------------------------------
EXHIBIT
 NUMBER                          DESCRIPTION                                           METHOD OF FILING
-----------------------------------------------------------------------------------------------------------------
  4(a)                   --   Restated Certificate of                       Incorporated by reference to Form
                              Incorporation of the registrant               10-Q Quarterly Report for the period
                              (September 1, 2000)                           ended September 30, 2000

  4(b)                   --   By-Laws of the registrant (as
                              amended effective February 25, 1997)          Incorporated by reference to Form
                                                                            10-Q Quarterly Report for the period
                                                                            ended March 31, 1997

  5                      --   Opinion and Consent of Celia A.               Filed with this Registration Statement
                              Colbert, Vice President, Secretary &
                              Assistant General Counsel of registrant

  23                     --   Consent of Arthur Andersen LLP                Filed with this Registration Statement

  24(a)                  --   Certified Resolution of Board of              Filed with this Registration Statement
                              Directors

  24(b)                  --   Power of Attorney                             Filed with this Registration Statement
-----------------------------------------------------------------------------------------------------------------

ITEM 9.  UNDERTAKINGS

         The undersigned registrant hereby undertakes:

1. (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the issuer certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Whitehouse Station and the State of New Jersey on the 25th day of July, 2001.


                                         MERCK & CO., INC.



                                     By:                  *
                                         ---------------------------------------
                                         Raymond V. Gilmartin
                                         Chairman of the Board, President
                                         & Chief Executive Officer



                                     By: /s/ Celia A. Colbert
                                         ---------------------------------------
                                         Celia A. Colbert
                                         Vice President, Secretary &
                                         Assistant General Counsel
                                         (Attorney-in-Fact)







--------------------------------
* Celia A. Colbert, by signing her name hereto, does hereby sign this document pursuant to powers of attorney duly executed by the person named, filed with the Securities and Exchange Commission as an exhibit to this document, on behalf of such person on the date stated.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

         SIGNATURES                                                 TITLE                                      DATE
----------------------------------                        ----------------------------                   -------------
          *
----------------------------------
Raymond V. Gilmartin                                      Chairman of the Board,                         July 25, 2001
                                                          President & Chief Executive
                                                          Officer; Principal Executive
                                                          Officer; Director

          *
----------------------------------
Judy C. Lewent                                            Executive Vice President &                     July 25, 2001
                                                          Chief Financial Officer;
                                                          Principal Financial Officer


          *
----------------------------------
Richard C. Henriques, Jr.                                 Vice President, Controller;                    July 25, 2001
                                                          Principal Accounting Officer

          *
----------------------------------
Lawrence A. Bossidy                                       Director                                       July 25, 2001

          *
----------------------------------
William G. Bowen, Ph.D.                                   Director                                       July 25, 2001

          *
----------------------------------
Erskine B. Bowles                                         Director                                       July 25, 2001

          *
----------------------------------
Johnnetta B. Cole, Ph.D.                                  Director                                       July 25, 2001

          *
----------------------------------
Niall FitzGerald                                          Director                                       July 25, 2001



--------------------------------
* Celia A. Colbert, by signing her name hereto, does hereby sign this document pursuant to powers of attorney duly executed by the persons named, filed with the Securities and Exchange Commission as an exhibit to this document, on behalf of such persons, all in the capacities and on the date stated, such persons including a majority of the directors of the Company.

          *
----------------------------------
William B. Harrison, Jr.                                  Director                                       July 25, 2001

          *
----------------------------------
William N. Kelley, M.D.                                   Director                                       July 25, 2001

          *
----------------------------------
Heidi G. Miller                                           Director                                       July 25, 2001

          *
----------------------------------
Edward M. Scolnick, M.D.                                  Director                                       July 25, 2001

          *
----------------------------------
Thomas E. Shenk, Ph.D.                                    Director                                       July 25, 2001

          *
----------------------------------
Anne M. Tatlock                                           Director                                       July 25, 2001

          *
----------------------------------
Samuel O. Thier, M.D.                                     Director                                       July 25, 2001




--------------------------------
* Celia A. Colbert, by signing her name hereto, does hereby sign this document pursuant to powers of attorney duly executed by the persons named, filed with the Securities and Exchange Commission as an exhibit to this document, on behalf of such persons, all in the capacities and on the date stated, such persons including a majority of the directors of the Company.


                                     By: /s/ Celia A. Colbert
                                         ---------------------------------------
                                         Celia A. Colbert
                                         Vice President, Secretary &
                                         Assistant General Counsel
                                         (Attorney-in-Fact)

                                  EXHIBIT INDEX


-----------------------------------------------------------------------------------------------------------------
EXHIBIT
 NUMBER                          DESCRIPTION                                           METHOD OF FILING
-----------------------------------------------------------------------------------------------------------------
  4(a)                   --   Restated Certificate of                       Incorporated by reference to Form
                              Incorporation of the registrant               10-Q Quarterly Report for the period
                              (September 1, 2000)                           ended September 30, 2000

  4(b)                   --   By-Laws of the registrant (as
                              amended effective February 25, 1997)          Incorporated by reference to Form
                                                                            10-Q Quarterly Report for the period
                                                                            ended March 31, 1997

  5                      --   Opinion and Consent of Celia A.               Filed with this Registration Statement
                              Colbert, Vice President, Secretary &
                              Assistant General Counsel of registrant

  23                     --   Consent of Arthur Andersen LLP                Filed with this Registration Statement

  24(a)                  --   Certified Resolution of Board of              Filed with this Registration Statement
                              Directors

  24(b)                  --   Power of Attorney                             Filed with this Registration Statement
-----------------------------------------------------------------------------------------------------------------